Nektar Therapeutics Reports Financial Results for the First Quarter of 2014

SAN FRANCISCO, May 7, 2014 /PRNewswire/ -- Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the first quarter ended March 31, 2014.

Cash and investments in marketable securities at March 31, 2014 were $309.1 million as compared to $262.0 million at December 31, 2013. Our cash and investments in marketable securities balance at March 31, 2014 includes net proceeds of approximately $117 million from the issuance and sale of 9,775,000 shares of our common stock in a public offering in January 2014.

"Nektar is looking forward to several key milestones for our late-stage clinical drug candidates over the next six to nine months," said Howard W. Robin, President and Chief Executive Officer of Nektar. "Our partner AstraZeneca has filed for regulatory approvals for naloxegol in the U.S., Europe and Canada, with a PDUFA date in the U.S. of September 16, 2014. If approved, naloxegol will be the first once-daily oral drug to treat opioid induced constipation, a debilitating condition for chronic pain patients. Our partner Baxter is completing their Phase 3 study for BAX 855, a longer-acting PEGylated Factor VIII therapy to treat hemophilia A, and plans to file the BLA in the U.S. by the end of this year. NKTR-102, Nektar's wholly-owned Phase 3 program in advanced breast cancer, is on track for topline results in Q1 2015. Importantly, we are equally focused on our highly promising pipeline of new pain and oncology molecules, which includes advancing NKTR-181 into Phase 3 in chronic pain patients."

Revenue for the first quarter of 2014 was $19.8 million as compared to $23.0 million in the first quarter of 2013. Revenue included non-cash royalty revenue, related to our 2012 royalty monetization, of $5.8 million and $4.4 million in the three months ended March 31, 2014 and 2013, respectively. This non-cash royalty revenue is offset by non-cash interest expense. The decrease in revenue in the first quarter of 2014 as compared to the first quarter of 2013 is primarily due to a decrease in product sales.

Total operating costs and expenses for the first quarter of 2014 were $56.2 million as compared to $68.1 million in the first quarter of 2013. Total operating costs and expenses decreased primarily as a result of decreased research and development (R&D) expense.

R&D expense in the first quarter of 2014 was $38.3 million as compared to $45.6 million for the first quarter of 2013. R&D expense was lower in the first quarter of 2014 primarily because of decreased costs for the Phase 3 study of etirinotecan pegol (NKTR-102) in metastatic breast cancer, which completed enrollment in the third quarter of 2013. Additionally, R&D expense in the first quarter of 2013 included costs related to the Phase 2 study of NKTR-181, which was completed in 2013. The decreased R&D expense for the first quarter of 2014 was partially offset by costs for the preparation for the start of Phase 3 for NKTR-181, the ongoing Phase 1 study of NKTR-171, and the continued production of devices for the ongoing Phase 3 studies of Amikacin Inhale.

General and administrative expense was $9.9 million in the first quarter of 2014 as compared to $10.8 million in the first quarter of 2013.

Non-cash interest expense in connection with the 2012 royalty monetization was $5.4 million in the first quarter of 2014 as compared to $5.5 million in the first quarter of 2013.

Net loss for the first quarter of 2014 was $46.2 million or $0.37 loss per share as compared to a net loss of $55.1 million or $0.48 loss per share in the first quarter of 2013.

The company also announced upcoming presentations at the following medical meetings and scientific congresses during the first half of 2014:

SMI 14th Annual Pain Therapeutics Conference, London, UK:

  Presentation Title: "NKTR-181: An Opioid for Chronic Pain with Intrinsically Low Abuse Potential", Steve Harrison
    May 19, 2014,  5:00 p.m. British Summer Time
    Session: How can success in analgesia be improved?

American Society of Clinical Oncology (ASCO) Annual Meeting, Chicago, IL:

  Abstract Title: "Etirinotecan pegol (EP, NKTR-102) in the treatment of high grade glioma (HGG): a phase 2 trial," Nagpal et al.
    Abstract Number: 2096
    Session Title/Track: Central Nervous System Tumors
    Date: May 31, 2014, 1:15 p.m. – 5:00 p.m. Central Time
    Location: S Hall A2
  Abstract Title: "Combination Immunotherapy: Synergy of a Long-Acting Engineered Cytokine (NKTR-214) and Checkpoint Inhibitors Anti-CTLA-2 or Anti-PD1 in Murine Tumor Models," Kantak et al.
    Abstract Number: 3082
    Session Title/Track: Developmental Therapies - Immunotherapy
    Date: June 1, 2014, 8:00 a.m. – 11:45 a.m. Central Time
    Location: S Hall A2

Conference Call to Discuss First Quarter 2014 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today, Wednesday, May 7, 2014.

This press release and a live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investor Relations section of the Nektar website: http://www.nektar.com. The web broadcast of the conference call will be available for replay through Monday, June 9, 2014.

To access the conference call, follow these instructions:

Dial: (877) 881.2183 (U.S.); (970) 315.0453 (international) Passcode: 31565461 (Nektar Therapeutics is the host)

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, or explained on the conference call, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics (NASDAQ: NKTR) is a biopharmaceutical company developing novel therapeutics based on its PEGylation and advanced polymer conjugation technology platforms. Nektar has a robust R&D pipeline of potentially high-value therapeutics in oncology, pain and other therapeutic areas. In the area of pain, Nektar has an exclusive worldwide license agreement with AstraZeneca for naloxegol (NKTR-118), an investigational drug candidate, which has been filed for regulatory approvals in the U.S., Europe and Canada as a once- daily, oral tablet for the treatment of opioid-induced constipation. This agreement also includes NKTR-119, an earlier stage development program that is a co-formulation of naloxegol and an opioid. NKTR-181, a novel mu-opioid analgesic molecule for chronic pain conditions, has completed Phase 2 development in osteoarthritis patients with chronic knee pain. NKTR-171, a new sodium channel blocker being developed as an oral therapy for the treatment of peripheral neuropathic pain, is in Phase 1 clinical development. In oncology, etirinotecan pegol (NKTR-102) is being evaluated in a Phase 3 clinical study (the BEACON study) for the treatment of metastatic breast cancer and is also in Phase 2 studies for the treatment of ovarian, colorectal, lung and brain cancers. In anti-infectives, Amikacin Inhale is in Phase 3 studies conducted by Bayer Healthcare as an adjunctive treatment for intubated and mechanically ventilated patients with Gram-negative pneumonia. Additional development-stage products that leverage Nektar's proprietary technology platform include Baxter's BAX 855, a long-acting PEGylated rFVIII program, which is in Phase 3 clinical development for patients with hemophilia A.

Nektar's technology has enabled eight approved products in the U.S. or Europe through partnerships with leading biopharmaceutical companies, including UCB's Cimzia® for Crohn's disease and rheumatoid arthritis, Roche's PEGASYS® for hepatitis C and Amgen's Neulasta® for neutropenia.

Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the potential regulatory approval of naloxegol; potential future regulatory filings by Baxter Healthcare for BAX 855; the timing of availability of topline overall survival data for the NKTR-102 BEACON; and the value and potential of our technology and research and development pipeline. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, (i) our drug candidates and those of our collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval for numerous reasons including safety and efficacy findings even after positive findings in previous preclinical and clinical studies; (ii) the timing of the commencement or end of clinical trials and the commercial launch of our drug candidates may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (iii) the United States Food and Drug Administration (FDA) is currently planning to hold an advisory committee meeting in June 2014 to discuss the cardiovascular safety and potential additional safety study requirements for the peripheral mu-opioid receptor antagonist class of drugs, including naloxegol, and the outcome of this advisory committee and the subsequent FDA review determinations for naloxegol will have a significant impact on the Company's financial position based on significant potential regulatory and launch milestone opportunities and potential repayment obligations; (iv) acceptance, review and approval decisions for new drug applications by health authorities is an uncertain and evolving process and health authorities retain significant discretion at all stages of the regulatory review and approval decision process; (v) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of our technology platform to potential new drug candidates is therefore highly uncertain and unpredictable and one or more research and development programs could fail; and (vi) certain other important risks and uncertainties set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nektar Investor Inquiries:

Jennifer Ruddock/Nektar Therapeutics	(415) 482-5585
Susan Noonan/SA Noonan Communications, LLC	(212) 966-3650

Nektar Media Inquiries:

Brianne Cannon/MSL	(415) 512-0770

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS	March 31, 2014	December 31, 2013	(1)
Current assets:
Cash and cash equivalents	$ 32,443	$ 39,067
Short-term investments	251,628	197,959
Accounts receivable	1,855	2,229
Inventory	12,872	13,452
Other current assets	5,972	5,175
Total current assets	304,770	257,882

Restricted cash	25,000	25,000
Property and equipment, net	72,968	66,974
Goodwill	76,501	76,501
Other assets	7,774	8,170
Total assets	$ 487,013	$ 434,527

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$ 3,064	$ 9,115
Accrued compensation	9,427	14,254
Accrued expenses	6,821	6,243
Accrued clinical trial expenses	13,726	16,905
Interest payable	3,167	6,917
Deferred revenue, current portion	23,542	23,664
Liability related to sale of future royalties, current portion	-	7,000
Other current liabilities	19,566	14,123
Total current liabilities	79,313	98,221

Senior secured notes	125,000	125,000
Capital lease obligations, less current portion	7,050	8,049
Liability related to receipt of refundable milestone payment	70,000	70,000
Liability related to sale of future royalties, less current portion	121,134	121,520
Deferred revenue, less current portion	76,549	82,384
Other long-term liabilities	17,776	19,256
Total liabilities	496,822	524,430

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock	-	-
Common stock	12	11
Capital in excess of par value	1,769,713	1,643,660
Accumulated other comprehensive loss	(940)	(1,181)
Accumulated deficit	(1,778,594)	(1,732,393)
Total stockholders' equity (deficit)	(9,809)	(89,903)
Total liabilities and stockholders' equity (deficit)	$ 487,013	$ 434,527

(1) The consolidated balance sheet at December 31, 2013 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share information)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Revenue:
Product sales and royalty revenue	$ 5,917	$ 12,135
Non-cash royalty revenue related to sale of future royalties	5,773	4,393
License, collaboration and other revenue	8,081	6,476
Total revenue	19,771	23,004

Operating costs and expenses:
Cost of goods sold	7,907	11,661
Research and development	38,338	45,618
General and administrative	9,928	10,829
Total operating costs and expenses	56,173	68,108

Loss from operations	(36,402)	(45,104)

Non-operating income (expense):
Interest income	134	314
Interest expense	(4,533)	(4,645)
Non-cash interest expense on liability related to sale of future royalties	(5,387)	(5,543)
Other income (expense), net	178	127
Total non-operating expense, net	(9,608)	(9,747)

Loss before provision for income taxes	(46,010)	(54,851)

Provision for income taxes	191	212
Net loss	$ (46,201)	$ (55,063)

Basic and diluted net loss per share	$ (0.37)	$ (0.48)

Weighted average shares outstanding used in computing basic and diluted net loss per share	123,543	115,309

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$ (46,201)	$ (55,063)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash royalty revenue related to sale of future royalties	(5,773)	(4,393)
Non-cash interest expense on liability related to sale of future royalties	5,387	5,543
Stock-based compensation	4,361	4,245
Depreciation and amortization	3,264	3,628
Other non-cash transactions	777	139
Changes in operating assets and liabilities:
Accounts receivable	374	2,158
Inventory	580	(112)
Other assets	(718)	3,844
Accounts payable	(6,126)	1,355
Accrued compensation	(4,827)	179
Accrued expenses	693	(1,130)
Accrued clinical trial expenses	(3,179)	6,532
Interest payable	(3,750)	(3,916)
Deferred revenue	(5,957)	2,710
Other liabilities	(1,195)	(3,830)
Net cash used in operating activities	(62,290)	(38,111)

Cash flows from investing activities:
Maturities of investments	56,972	100,338
Purchases of investments	(110,661)	(56,336)
Purchases of property and equipment	(4,524)	(316)
Net cash (used in) provided by investing activities	(58,213)	43,686

Cash flows from financing activities:
Payment of capital lease obligations	(825)	(692)
Repayment of proceeds from sale of future royalties	(7,000)	(3,000)
Proceeds from issuance of common stock, net of issuance costs	116,619	-
Proceeds from shares issued under equity compensation plans	5,074	1,218
Net cash provided by (used in) financing activities	113,868	(2,474)

Effect of exchange rates on cash and cash equivalents	11	(7)
Net (decrease) increase in cash and cash equivalents	(6,624)	3,094
Cash and cash equivalents at beginning of period	39,067	25,437
Cash and cash equivalents at end of period	$ 32,443	$ 28,531

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 7,961	$ 8,250